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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF MERGER OF

                         DIRECT MARKETING SERVICES, INC.

                                       AND

                             CGS UNITS INCORPORATED

                                      INTO

                             CGS UNITS INCORPORATED


                UNDER SECTION 105 OF THE BUSINESS CORPORATION LAW


         WE THE UNDERSIGNED, Kevin Aronin and Anne Stephens, being respectively the president and the assistant secretary of DMS Industries, Inc. for the purpose of correcting the par value of authorized capital stock from $.45 to $.01 which appears on the face of the Certificate of Merger, pursuant to Sec. 105 of the Business Corporation Law, hereby certify:

         1. The name of the corporation is DMS Industries, Inc., which was incorporated under the name of C G S UNITS INCORPORATED.

         2. The Certificate of Merger was filed by the Department of State on June 15, 1994.

         3. Section 3.c of the certificate is corrected to read as follows:

                  "c. Article 4 of CGS's Certificate of Incorporation relating to the capitalization of CGS is hereby amended to change the authorized capital stock as follows:

                           "4. The total number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 all of which shall be Common Stock par value $.01 per share."

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                  IN WITNESS WHEREOF, we have signed and subscribed this
certificate on the 10th day of August, 1994 and we affirm the statements contained therein as true under penalties of perjury.

                                                     DMS Industries, Inc.



                                                     By:  /s/ Kevin Aronin
                                                          ----------------------
                                                     Title:  President


                                                     By:  /s/ Anne T. Stephens
                                                          ----------------------
                                                     Title:  Assistant Secretary



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